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                                                                      Exhibit 19
                               AXA Financial, Inc.
                       AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                            New York, New York 10104

                                                        Kathryn E. Schneider
                                                  Vice President and Counsel
                                                              Law Department

                                          December 16, 2004
Mr. Gerald M. Lieberman
c/o Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, NY  10105

Dear Mr. Lieberman:

         Pursuant to Sections 2.1 and 2.4.2 of the Purchase Agreement dated as of June 20, 2000 (the "Purchase Agreement") by and among Alliance Capital Management L.P. ("Alliance"), AXA Financial, Inc. ("AXA Financial") and Sanford C. Bernstein Inc. relating to the purchase and sale of Buyer Units (except as otherwise stated, capitalized terms used herein shall have the same meaning as in the Purchase Agreement), AXA Financial hereby specifies Tuesday, December 21, 2004 as the Settlement Date for the purchase of the Buyer Units subject to the Exercise Notice to AXA Financial and Alliance from SCB Inc.
and SCB Partners Inc., dated December 7, 2004, and hereby designates AXA Financial and AXA Equitable Life Insurance Company as the Designated Entities to purchase 5,614,192 and 2,545,808 Buyer Units respectively subject to such Exercise Notice.

         In addition, please note that any notice you give under the Purchase Agreement to AXA Financial should be given to:

                                Stanley B. Tulin
                    Vice Chairman and Chief Financial Officer
                           1290 Avenue of the Americas
                               New York, NY 10104
                               Fax: (212) 707-1920
                               Tel: (212) 314-4515
with copies to:
                                 Kevin R. Byrne
                       Senior Vice President, Chief Investment
		Officer and Treasurer
                           1290 Avenue of the Americas
                               New York, NY 10104
                               Fax: (212) 707-1504
                               Tel: (212) 314-4081

                                       and
                                 Stuart L. Faust
                Senior Vice President and Deputy General Counsel
                           1290 Avenue of the Americas
                               New York, NY 10104
                               Fax: (212) 707-1900
                               Tel: (212) 314-3843

Please call me if you have any comments.
                                                Sincerely yours,

                                                /s/ Kathryn E. Schneider
                                               -------------------------------
                                                Kathryn E. Schneider
cc:      Mark Manley
         Adam Spilka
         Kevin Byrne
         Stuart Faust
                                       40